EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Sec. 1350 and in connection with the accompanying report on Form 10-K for the fiscal year ended December 31, 2019 that contains financial statements of Perficient, Inc. (the “Company”) filed for such period and that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certify that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange
Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2020	By:	/s/ Jeffrey S. Davis
Jeffrey S. Davis
Chief Executive Officer (Principal Executive Officer)

Date:	February 25, 2020	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer (Principal Financial Officer)